CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our reports dated August 24, 2018, with respect to the financial statements of Wells Fargo Colorado Tax-Free Fund, Wells Fargo North Carolina Tax-Free Fund and Wells Fargo Municipal Bond Fund, three of the funds comprising the Wells Fargo Funds Trust, as of June 30, 2018, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Prospectus/Proxy Statement.

/s/ KPMG LLP

Boston, Massachusetts

December 14, 2018